UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (425) 402-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2017, BioLife Solutions, Inc. (the “Company”) entered into new employment agreements with Michael Rice, Aby J. Mathew, Ph.D., Roderick de Greef, Karen Foster, Todd Bernard and James Mathers, each to continue to serve in their respective roles with the Company (collectively, the “Employment Agreements”). The Employment Agreements, which are effective as of January 1, 2018, are not for a definite time period, but rather, will continue until terminated in accordance with their respective terms. Pursuant to the Employment Agreements, the executive officers will earn the following base salaries: Mr. Rice will earn $450,000 per year, Mr. Mathew will earn $365,000 per year, Mr. de Greef will earn $350,000 per year, Ms. Foster will earn $310,000 per year, Mr. Bernard will earn $230,000 per year and Mr. Mathers will earn $220,000 per year plus a sales commission of 0.75% of net revenue. In addition to their base salaries, each of the executive officers will be entitled to a cash bonus at the discretion of the Company’s Board of Directors, triggered upon the attainment by the Company of certain performance based objectives.

Upon termination without “Cause” (other than by reason of death or disability) or resignation for “Good Reason,” the executive officers will receive the following severance payments:

Mr. Rice will be entitled to a lump sum payment equal to 12 months’ salary and an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums; provided that if Mr. Rice’s employment is terminated without “Cause” upon or within 90 days following a “Change in Control,” Mr. Rice is entitled to a lump sum payment equal to 24 months’ salary and an amount equal to the cost of 24 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums.

Mr. Mathew will be entitled to a lump sum payment equal to 12 months’ salary and an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums; provided that if Mr. Mathew’s employment is terminated without “Cause” upon or within 90 days following a “Change in Control,” Mr. Mathew is entitled to a lump sum payment equal to 12 months’ salary and an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums.

Mr. de Greef will be entitled to a lump sum payment equal to 12 months’ salary and an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums; provided that if Mr. de Greef’s employment is terminated without “Cause” upon or within 90 days following a “Change in Control,” Mr. de Greef is entitled to a lump sum payment equal to 18 months’ salary and an amount equal to the cost of 18 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums.

Ms. Foster will be entitled to a lump sum payment equal to 6 months’ salary and an amount equal to the cost of 6 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums; provided that if Ms. Foster’s employment is terminated without “Cause” upon or within 90 days following a “Change in Control,” Ms. Foster is entitled to a lump sum payment equal to 12 months’ salary and an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums.

Mr. Bernard will be entitled to a lump sum payment equal to 6 months’ salary and an amount equal to the cost of 6 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums; provided that if Mr. Bernard’s employment is terminated without “Cause” upon or within 90 days following a “Change in Control,” Mr. Bernard is entitled to a lump sum payment equal to 6 months’ salary and an amount equal to the cost of 6 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums.

Mr. Mathers will be entitled to a lump sum payment equal to 6 months’ salary and an amount equal to the cost of 6 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums; provided that if Mr. Mathers’ employment is terminated without “Cause” upon or within 90 days following a “Change in Control,” Mr. Mathers is entitled to a lump sum payment equal to 6 months’ salary and an amount equal to the cost of 6 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums.

In addition to the foregoing, any outstanding unvested securities of the executive officers will vest in the case of death, disability, termination without “Cause” or resignation for “Good Reason.”

The Employment Agreements each contain a covenant of the executive officer not to compete with the Company or solicit the Company’s employees, customers or suppliers for a period of one year after the date of termination.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreements, copies of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Item 8.01	Other Events.

On December 14, 2017, Mr. Rice adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of company securities under specified conditions and at specified times. Mr. Rice has served as President & CEO of the Company since 2006 and has never sold any shares. The purpose of Mr. Rice’s 10b5-1 plan is to provide Mr. Rice with liquidity and investment diversification. In accordance with the 10b5-1 rules, Mr. Rice will have no discretion over the sales of shares of common stock under his plan. Under Mr. Rice’s 10b5-1 plan, up to 150,480 shares of the Company’s common stock will be sold into the marketplace, subject to satisfaction of certain conditions, but in no event shall more than 12,540 shares be sold in any 30 day period. It is expected that sales under the 10b5-1 plan will commence on or about January 15, 2018 and will be completed by December 31, 2018. If all of the planned shares are sold, this represents approximately 12% of Mr. Rice’s holdings.

Any transactions under the 10b5-1 plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission when due. Except as may be required by law, the Company does not undertake to report 10b5-1 trading plans by other officers or directors of the Company in the future, or to report modifications or terminations of any such plans, whether or not the plan was publicly announced, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: December 14, 2017	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer